UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2009

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.
Effective September 22, 2009, Brian T. Gladden, Dell’s Chief Financial Officer, adopted a prearranged trading plan (the “Plan”) to sell shares of Dell’s common stock. The Plan was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Dell’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a prearranged plan or contract for the sale of the registrant’s securities under specified conditions and at specified times to achieve prudent and gradual asset diversification over time.
Mr. Gladden informed Dell that the stock sales to be effected pursuant to the Plan are part of his personal program for long-term asset diversification and tax and financial planning. The Plan will not reduce Mr. Gladden’s ownership of Dell’s shares below Dell’s applicable stock ownership guidelines.
The Plan provides that Mr. Gladden will sell 15,342 shares on December 1, 2009 and 15,342 on March 1, 2010. Shares to be sold are currently held. Shares will be sold under the Plan in the open market at prevailing market prices, All stock sales under the Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.
The information in this Item 7.01 of Dell’s Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: September 25, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

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